As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

622 Broadway

New York, New York 10012

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock of Take-Two Interactive Software, Inc., par value $.01 per share, to be issued under the 2009 Stock Incentive Plan	372,935	(2)	$36.635	$13,662,473.73	$1,375.81

(1) In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of stock splits, stock dividends, capitalizations or similar events.

(2) Represents shares issuable upon the settlement of outstanding restricted units granted under the 2009 Stock Incentive Plan pursuant to the terms of the Restricted Unit Agreement, dated as of May 20, 2016, by and between ZelnickMedia Corporation and the registrant.

(3)  Estimated solely for the purposes of calculating the registration fee.  Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Global Select Market, for our common stock on May 13, 2016.

Explanatory Note

This Registration Statement registers shares of common stock of Take-Two Interactive Software, Inc. (the “Company”), par value $0.01 per share (“Common Stock”), that may be issued upon settlement of restricted units (the “Restricted Units”) granted by us on May 20, 2016 to ZelnickMedia Corporation (“ZelnickMedia”) under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).  The Restricted Units consist of time-based restricted units under which up to 107,551 shares of Common Stock are issuable, and performance-based restricted units under which up to 265,384 shares of Common Stock are issuable.  The Restricted Units were granted pursuant to the terms of a Restricted Unit Agreement, dated as of May 20, 2016, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”) and represent additional equity awards under the terms of the Management Agreement, dated as of March 10, 2014, and effective April 1, 2014 (the “Management Agreement”), with ZelnickMedia.  Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2009 Plan.

This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that employees or consultants of an issuer may use Form S-8 to register securities issued under an employee benefit plan only if the consultant is a natural person.

This Registration Statement contains the form of prospectus to be used in connection with these offers. The form of prospectus is to be used by us in connection with the offer and issuance by us of shares of Common Stock upon settlement of the Restricted Units under the 2009 Plan.

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

372,935 Shares of Common Stock

under 2009 Stock Incentive Plan

This prospectus, dated May 20, 2016, covers the offer and issuance by us of up to 372,935 shares of our common stock (“Common Stock”) upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZelnickMedia Corporation (“ZelnickMedia”).  The Restricted Units were granted by us to ZelnickMedia on May 20, 2016 under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) pursuant to the terms of a Restricted Unit Agreement, dated as of May 20, 2016, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”).  The Restricted Units represent additional equity awards granted pursuant to the terms of the Management Agreement, dated as of March 10, 2014, and effective April 1, 2014 (the “Management Agreement”), with ZelnickMedia.  Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2009 Plan.  The Restricted Units consist of time-based restricted units under which up to 107,551 shares of Common Stock are issuable and performance-based restricted units under which up to 265,384 shares of Common Stock are issuable.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TTWO.”  The last reported sale price on May 19, 2016 was $37.29 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2016

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive, Inc. and its subsidiaries.  References to “Common Stock” refer to the Company’s Common Stock, par value $.01 per share.

You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  Neither we nor any of our affiliates have authorized anyone else to provide you with different information.  The securities are not being offered in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process.  Under this shelf registration process, we may offer the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us.  We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to, our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games and risks associated with international operations. Other important factors and information are discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference.  All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This prospectus relates to the offer and issuance by us of shares of our Common Stock upon the settlement of Restricted Units that are currently outstanding and held by ZelnickMedia.  The Restricted Units were granted by us on May 20, 2016 to ZelnickMedia under the 2009 Plan pursuant to the terms of a Restricted Unit Agreement, dated May 20, 2016, by and between the Company and ZelnickMedia.  This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products through our two wholly owned labels Rockstar Games and 2K. Our products are currently designed for console gaming systems such as the Sony Computer Entertainment, Inc. PlayStation®3 and PlayStation®4, Microsoft Corporation Xbox 360® and Xbox One®; and personal computers, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms and cloud streaming services.

Our core strategy is to capitalize on the popularity of video games by developing and publishing high quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through add on content, microtransactions and online play. We support the success of our products in the marketplace through innovative marketing programs and global distribution on all platforms and through all channels that are relevant to our target audience.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 622 Broadway, New York, New York 10012.  Our telephone number is (646) 536-2842.

RISK FACTORS

Investment in our Common Stock involves risks.  Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock.  For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.”  The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock.  Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the offer and issuance by us of the Common Stock to ZelnickMedia pursuant to this registration statement on Form S-3.

RESTRICTED UNIT AWARD

As described above, this registration statement on Form S-3 registers shares of Common Stock that may be issued upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZelnickMedia Corporation (“ZelnickMedia”).  The Restricted Units were granted by us to ZelnickMedia on May 20, 2016 under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”).  The Restricted Units, comprising both timed-based and performance-based restricted units as

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described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated May 20, 2016, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”).

The Company is party to a Management Agreement, dated as of March 10, 2014, and effective April 1, 2014 (the “Management Agreement”), with ZelnickMedia.  The Restricted Units represent additional equity awards granted pursuant to the terms of the Management Agreement.  Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2009 Plan.

Time-Based Award. On May 20, 2016 the Company issued to ZelnickMedia 107,551 time-based restricted units (such number determined by dividing $3,850,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2016), which units will vest on April 1, 2018, provided that the Management Agreement has not been terminated prior to such date (the “Time-Based Award”). Notwithstanding the foregoing, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason.  Conversely, ZelnickMedia will forfeit to the Company all Restricted Units under the Time-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason prior to April 1, 2018.

Performance-Based Award. On May 20, 2016 the Company issued to ZelnickMedia 265,384 performance-based restricted units (the “Performance Award”) (such number determined by dividing $9,500,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2016), which units represent the maximum number of performance-based units that are eligible to vest and have been divided into three categories of vesting as follows: (i) on April 1, 2018, a number of New IP Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of New IP Performance-Based Units in such vesting tranche (16,587) multiplied by (y) the New IP Vesting Percentage (as defined in the Restricted Unit Agreement) on the trading day immediately preceding April 1, 2018, which ranges from 0% to 200%, (ii) on April 1, 2018, a number of Major IP Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of Major IP Performance-Based Units in such vesting tranche (16,586) multiplied by (y) the Major IP Vesting Percentage (as defined the Restricted Unit Agreement) on the trading day immediately preceding April 1, 2018, which ranges from 0% to 200%, and (iii) on April 1, 2018, a number of TSR Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (99,519) multiplied by (y) the TSR Vesting Percentage (as defined in the Restricted Unit Agreement) on the trading day immediately preceding April 1, 2018, which ranges from 0% to 200%.

In the event that any portion of the Performance Award will not have vested as of April 1, 2018 or upon a termination of the Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all Restricted Units that have not vested as of such date.

Treatment of Awards.

Upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested restricted stock or units granted pursuant to the Performance Award (including any restricted stock or units granted to ZelnickMedia during the term of the Management Agreement on or after April 1, 2014) will vest on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control (as defined in the Management Agreement), for TSR Performance-Based Units, based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If the Company and ZelnickMedia fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the Management Agreement upon

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the expiration of the term of the Management Agreement or otherwise fail to agree to extend the term of the Management Agreement, all unvested time-vesting restricted stock or units granted during the term of the Management Agreement on or after April 1, 2014 will vest upon such expiration and all then-unvested performance-vesting restricted stock or units will vest based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control, for TSR Performance-Based Units, based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If a Change in Control occurs during the term of the Management Agreement, the Management Agreement will not automatically terminate and all unvested restricted units granted pursuant to the Restricted Unit Agreement will vest as set forth in the Restricted Unit Agreement, except that any restricted stock or units granted to ZelnickMedia on or after April 1, 2014 will vest upon the earlier to occur of (x) a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason or (y) such other date set forth in the applicable restricted unit agreement (which date is April 1, 2018 for the Restricted Units), and, with respect to any performance-based restricted stock or units, in each case, based on the assumption of that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

The foregoing descriptions of the Management Agreement and the Restricted Unit Agreement (including the Time-Based Award and the Performance Award issuable to ZelnickMedia thereunder) are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 10, 2014 and incorporated herein by reference, and the Restricted Unit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2016 and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC.  You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.  The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.  The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making

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any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below.  We incorporate the documents listed below:

•                  Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 19, 2016;

•                  Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2015;

•                  Description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•                  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive, Inc.

622 Broadway

New York, New York  10012

(646) 536-2842

Attention:  Corporate Secretary

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APPENDIX A — PLAN PROSPECTUS

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THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED BY TAKE-TWO INTERACTIVE

SOFTWARE, INC. UNDER THE SECURITIES ACT OF 1933.

SUMMARY PLAN DESCRIPTION

TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 STOCK INCENTIVE PLAN

This Summary Plan Description has been prepared for use by Take-Two Interactive Software, Inc., in connection with the offering of 27,208,954 shares of its common stock, par value $0.01 per share, under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended.

You should rely only on the information contained in this document or to which Take-Two Interactive Software, Inc. has referred.  Take-Two Interactive Software, Inc. has not authorized anyone to provide information that is different from the contents of this document.  This Summary Plan Description is not an offer to sell, or a solicitation of an offer to buy, to any person in any state in which such offering or solicitation may not lawfully be made.

Neither the delivery of this Summary Plan Description nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Take-Two Interactive Software, Inc. since the respective dates as of which information has been given herein.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Summary Plan Description is May 20, 2016

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GENERAL INFORMATION

Take-Two Interactive Software, Inc. (the “Company”), is the issuer of the securities being offered under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”).

The Company’s executive offices are located at 622 Broadway, New York, New York 10012, and the Company’s telephone number is (646) 536-2842.

This Summary Plan Description relates to shares of the Company’s common stock, par value $0.01 per share (the “Stock”), issuable pursuant to the terms of the Plan.  This summary does not contain all of the information relating to the Plan and is qualified in its entirety by the actual Plan.  Since statements made in this summary summarize the provisions of the Plan, to the extent that there are any inconsistencies between this summary and the Plan, you should rely on the provisions of the Plan.  You may obtain copies of the Plan by calling the telephone number above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “Commission”) allows the Company to “incorporate” into this summary information that the Company files with the Commission in other documents.  This means that the Company can disclose important information by referring to other documents that contain such information.  The information may include documents filed after the date of this summary that update or supersede the information in this summary.  The Company incorporates by reference the documents listed below, except to the extent that information in those documents is different from the information contained in this summary, and all future documents filed with the Commission under Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the Company terminates this offering of these shares (other than reports, documents or information that is furnished and not filed with the SEC).

•                  Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on May 19, 2016;

•                  Definitive Proxy Statement on Schedule 14A filed with the Commission on July 28, 2015;

•                  Description of our common stock contained in our Registration Statement on Form 8-A,

filed with the Commission on March 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•                  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

AVAILABLE INFORMATION

The Company will provide without charge, upon written or oral request, a copy of any and all of the information that has been incorporated by reference herein, as well as any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”).  Requests should be directed to Matthew Breitman, Esq., Senior Vice President, Deputy General Counsel and Secretary, Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, telephone number (646) 536-2863.

RISK FACTORS

The Company faces a number of risks that could materially affect the Company’s business, financial condition, and future operating results.  These risks are described in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016, as the same may be superseded by documents filed after the date of this summary.  In addition to the other information provided in this prospectus, participants in the Plan should consider carefully the risk factors in the Company’s securities filings.

THE PLAN

General

The Plan was initially adopted by the Company’s Board of Directors (the “Board”) on February 18, 2009, and was approved by the Company’s stockholders on April 23, 2009.  The Plan was subsequently amended by the Board on February 26, 2010 and July 12, 2011, and was amended and restated on July 11, 2012, July 24, 2013 and July 23, 2014, which amendments and amendments and restatements were approved by the Company’s stockholders on April 15, 2010, September 26, 2011, September 20, 2012, September 18, 2013 and September 16, 2014, respectively.  The Plan will expire on February 18, 2019, unless it is terminated sooner, as discussed below.  Under the Plan, the Company may award Stock-based incentives to selected eligible persons, as discussed below.  The Plan allows for the grant of options, which provide the right to purchase shares of Stock at a fixed price at some time in the future (“Options”), including incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”) and Options that are not Incentive Stock Options (“Nonqualified Stock Options”), stock appreciation rights, which are rights to receive an amount equal to the value of the appreciation in the Stock over a specified period (“Stock Appreciation Rights”), restricted stock awards, which are awards of Stock subject to certain vesting restrictions (“Restricted Stock”), and other Stock-based awards (collectively or individually, “Awards”).

A maximum of 27,208,954 shares of Stock have been reserved for issuance under the Plan, which includes 1,508,954 shares of Stock available for grant under the Company’s 2002 Stock Option Plan and the Company’s Incentive Stock Plan as of April 23, 2009.  Of these shares reserved, no more than 1,000,000 shares of Stock may be subject to performance-based Options, Stock Appreciation Rights, Restricted Stock Awards, or other Stock-based Awards granted to any one employee of or consultant to the Company or any of its affiliates in any fiscal year, and the maximum number of shares of Stock subject to all such foregoing types of Awards cannot exceed 4,000,000 in any fiscal year.  Additionally, no more than 50,000 shares of Stock may be subject to Nonqualified Stock Options, Stock Appreciation Rights, shares of Restricted Stock or other Stock-based Awards granted to any non-employee director of the Company or any of its affiliates in any fiscal year, and the maximum number of shares of Stock subject to all such foregoing types of Awards cannot exceed 100,000 in any fiscal year.  There are no annual individual employee or consultant limitations on non-performance based Restricted Stock Awards.  The share reserve and the limitations described above are subject to adjustment for changes in capitalization and other corporate events.  The Plan is not governed by the Employee Retirement Income Security Act of 1974, as amended.  The Company does not intend to send reports on a regular basis to participants as to the amount and status of any account holding any Awards.

Purpose

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Plan participants Stock-based incentives in the Company to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration

The Plan is administered by the Compensation Committee of the Board or such other committee or subcommittee established by the Board (the “Committee”), other than with respect to determinations relating to Awards granted to non-employee directors, in which case the Plan is administered by the Board.  With respect to Awards granted to non-employee directors, any references herein to the Committee shall be references to the Board.

The Committee has full authority to select Plan participants, grant Awards, determine when an Award may be granted (provided that the grant date for Awards will be during the 45-day period following the Company’s filing of its quarterly report on Form 10-Q or the 30-day period following the Company’s filing of its annual report on Form 10-K or, in the case of a change in control occurring outside of any such periods, immediately prior to such change in control), determine the type and number of Awards and the number of shares of Stock to which an Award may relate, determine the terms, conditions, and restrictions relating to any Award, determine whether Options and other Awards are to operate in tandem with or apart from other awards made by the Company outside of the Plan, determine whether and under what circumstances an Award may be settled, determine whether amounts payable will be deferred in a manner intended to comply with Section 409A of the Code, determine whether to require a Plan participant to not sell or otherwise dispose of Stock acquired pursuant to an Award for a period of time as determined by the Committee, and generally to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.  Additionally, the Committee may construe and interpret the Plan and any Award, prescribe, amend, and rescind rules and regulations relating to the Plan, prescribe Award agreements, and make all other determinations that are necessary or advisable for the administration of the Plan.  All determinations made by the Committee with respect to the Plan will be binding on all persons.

The Committee may designate employees of the Company and its affiliates and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers or employees of the Company and its affiliates to execute agreements or other documents on behalf of the Committee relating to the grant of Awards.  Additionally, the Committee may delegate to the Company’s Chief Executive Officer the authority to grant Awards to employees of or consultants to the Company who are not (i) then “covered employees” (within the meaning of Section 162(m) of the Code) and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, (ii) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (iii) then subject to Section 16 of the Exchange Act; provided, however, that in no event shall the Chief Executive Officer grant Awards during any fiscal quarter covering in excess of (x) 10,000 shares to any one individual or (y) 100,000 shares in the aggregate.

Generally speaking, any action taken under the Plan relating to an Award intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code), or relating to an Award granted to a participant who is subject to Section 16 of the Exchange Act, must be taken by members of the Committee who are “non-employee directors” (within the meaning of Section 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code).

Eligibility

Awards may be granted under the Plan to each employee of, consultant to, and non-employee director of the Company or any of its affiliates, as well as to prospective employees and consultants; provided, however, that only certain eligible employees of the Company, its subsidiaries, and its parent (if any) are eligible to be granted Options that are Incentive Stock Options.  The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual’s actually becoming an employee of or consultant to the Company.

Description of Awards

Options

The Committee may grant Options that are either Incentive Stock Options or Nonqualified Stock Options to any employee of the Company or any of its affiliates or Incentive Stock Options to employees of the Company or its affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code).  The Committee may grant Nonqualified Stock Options to any consultant to or non-employee director of the Company or any of its affiliates.  The Committee will determine the terms of each Option grant, which will be set forth in a written Option agreement.

Exercise Price

The exercise price applicable to an Option will be set by the Committee at the time of grant, provided that the per-share exercise price may not be less than 100% (or, in the case of an Option that is an Incentive Stock Option granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its subsidiaries, or its parent (a “Ten Percent Stockholder”), 110%) of the fair market value (as defined in the Plan) of a share of Stock on the date of grant.

Term

The term of each Option will be fixed by the Committee, provided that no Option will be exercisable more than ten (10) years after the date of grant, and provided further that the term of an Option that is an Incentive Stock Option granted to a Ten Percent Stockholder will not exceed five (5) years.

Vesting

Options will vest in the manner and on the date or dates as determined by the Committee and set forth in an Option agreement.

Exercise of Options; Method of Exercise; Payment of Exercise Price

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and set forth in an Award agreement.  The Committee may provide that an Option is exercisable subject to certain limitations, including, without limitation, that such Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results, and the exercisability of such Option may be accelerated by the Committee in its sole discretion.  Subject to such limitations, to the extent vested, Options may be exercised in whole or in part at any time during the Option term by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.  Such notice must be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft, or money order payable to the order of the Company; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee.

Non-Transferability of Options

Subject to limited exceptions, Options cannot be transferred other than by will or by the laws of descent and distribution, except that the Committee may provide for the transferability of Nonqualified Stock Options at the time of grant or thereafter to certain family members, and may not be exercised during the participant’s lifetime by anyone other than the participant.

Incentive Stock Option Limitations

To the extent that the aggregate fair market value (determined as of the time of grant) of the Stock with respect to which Options that are Incentive Stock Options are exercisable for the first time by an employee of the Company or any of its affiliates during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary, or any parent exceeds $100,000, such Options will be treated as Nonqualified Stock Options.

Modification of Options

The Committee may modify, extend, or renew outstanding Options granted under the Plan and accept the surrender of outstanding Options; provided, however, that notwithstanding the foregoing, unless approved by the Company’s stockholders, an outstanding Option may not be modified to reduce the exercise price thereof or cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options, other than adjustments or substitutions for changes in capitalization, as described below.

Detrimental Activity

Unless otherwise determined by the Committee at the time of grant, if a participant engages in detrimental activity (as defined in the Plan), prior to any exercise of an Option, all Options held by the participant will terminate and expire, or if a participant engages in detrimental activity during the one year period commencing on the later of the date the Award is exercised or becomes vested, the Company may recover from such participant at any time within one year after such exercise or vesting, and the participant must pay, upon the Company’s request, any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

Some examples of detrimental activity include disclosing confidential information about the Company, soliciting any employee of the Company to be employed by a competitor of the Company, material breach of any written agreement with the Company, or activity that results, or if known could reasonably be expected to result, in a termination for “cause.”

Tandem Stock Appreciation Rights

Stock Appreciation Rights may be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”).  In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option.  In the case of an Option that is an Incentive Stock Option such rights may be granted only at the time of the grant of such Reference Stock Option.  Tandem Stock Appreciation Rights will be subject to such terms and conditions as determined by the Committee.

Exercise Price

The exercise price per share of Stock subject to Tandem Stock Appreciation Rights will be determined by the Committee at the time of grant, provided that the per-share exercise price of such Tandem Stock Appreciation Right may not be less than 100% of the fair market value of the Stock at the time of grant.

Term

A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option will terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option; provided, however, that a Tandem Stock Appreciation Right granted with respect to fewer than all of the shares covered by the Reference Stock Option will not be reduced until, and will be reduced only to the extent that, the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

Exercise of Tandem Stock Appreciation Rights; Method of Exercise; Payment

Tandem Stock Appreciation Rights will be exercisable only at such time or times that, and only to the extent that, the Reference Stock Options to which they relate are exercisable.  A Tandem Stock Appreciation Right may be exercised by surrendering the applicable portion of the Reference Stock Option.  Upon exercise, a participant will be entitled to receive an amount in cash and/or shares of Stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right is exercised.  At such time, the Reference Stock Option or part thereof to which such Tandem Stock Appreciation Right is related will be deemed to have been exercised.

Non-Transferability of Tandem Stock Appreciation Rights

Tandem Stock Appreciation Rights will be transferable only when and to the extent that the underlying Reference Stock Option is transferable.

Detrimental Activity

Unless otherwise determined by the Committee at the time of grant, if a participant engages in detrimental activity (as defined in the Plan), prior to any exercise of a Tandem Stock Appreciation Right, all Tandem Stock Appreciation Rights held by the participant will terminate and expire, or if a participant engages in detrimental activity during the one year period commencing on the later of the date the Award is exercised or becomes vested, the Company may recover from such participant at any time within one year after such exercise or vesting, and the participant must pay, upon the Company’s request, any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

Non-Tandem Stock Appreciation Rights

Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan (“Non-Tandem Stock Appreciation Rights”).  Non-Tandem Stock Appreciation Rights will be subject to such terms and conditions as determined by the Committee.

Exercise Price

The exercise price per share of Stock subject to Non-Tandem Stock Appreciation Rights will be determined by the Committee at the time of grant, provided that the per-share exercise price of such Non-Tandem Stock Appreciation Right will not be less than 100% of the fair market value of the Stock at the time of grant.

Term

The term of each Non-Tandem Stock Appreciation Right will be fixed by the Committee, provided that no Non-Tandem Stock Appreciation Right will be exercisable more than ten (10) years after the date of grant.

Exercise of Non-Tandem Stock Appreciation Rights; Method of Exercise; Payment

Non-Tandem Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and set forth in an Award agreement.  The Committee may provide that a Non-Tandem Stock Appreciation Right is exercisable subject to certain limitations, including, without limitation, that it is exercisable only in installments or within certain time periods.  Subject to such limitations, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.  For each right exercised, a participant will receive an amount in cash and/or shares of Stock (as determined by the Committee) equal in value to the excess of the fair market value of one share of Stock on the date the right is exercised over the fair market value of one share of Stock on the date the right was awarded to the participant.

Non-Transferability of Non-Tandem Stock Appreciation Rights

Non-Tandem Stock Appreciation Rights cannot be transferred other than by will or by the laws of descent and distribution and may not be exercised during the participant’s lifetime by anyone other than the participant.

Detrimental Activity

Unless otherwise determined by the Committee at the time of grant, if a participant engages in detrimental activity (as defined in the Plan), prior to any exercise of a Non-Tandem Stock Appreciation Right, all Non-Tandem Stock Appreciation Rights held by the participant will terminate and expire, or if a participant engages in detrimental activity during the one year period commencing on the later of the date the Award is exercised or becomes vested, the Company may recover from such participant at any time within one year after such exercise or vesting, and the participant must pay, upon the Company’s request, any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

Limited Stock Appreciation Rights

The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited Stock Appreciation Right (a “Limited Stock Appreciation Right”).  Limited Stock Appreciation Rights may be exercised only upon the occurrence of a change in control or such other event as the Committee may designate at the time of grant or thereafter.  Upon the exercise of a Limited Stock Appreciation Right, except as otherwise provided in an Award agreement, the participant will receive an amount in cash and/or shares of Stock (as determined by the Committee) equal to the amount set forth above with respect to Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights, as applicable.

Restricted Stock Awards

The Committee may award shares of Restricted Stock either alone or in addition to other Awards granted under the Plan.  The Committee will determine to whom Restricted Stock Awards will be granted, the time or times at which such grants will be made, the number of shares of Stock to be awarded, the price (if any) to be paid to participants, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals, as described below, or such other factors as the Committee may determine, including to comply with the requirements of Section 162(m) of the Code.

Purchase Price

The purchase price of Restricted Stock will be fixed by the Committee, which may be zero to the extent permitted by applicable law.  To the extent not so permitted, such purchase price may not be less than par value.

Acceptance

Awards of Restricted Stock must be accepted within sixty (60) days (or such other period as the Committee may specify) after the grant date by executing a Restricted Stock agreement and by paying whatever price, if any, the Committee has designated thereunder.

Restriction Period

Unless otherwise provided in an Award agreement, a participant will not be permitted to transfer shares of Restricted Stock during the period or periods set by the Committee (the “Restricted Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement, which will also set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service, attainment of performance goals, as described below, or such other factors as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments, in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award or waive the deferral limitations for all or any part of any Restricted Stock Award.

Rights as a Stockholder

Subject to limitations, a participant will have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares in the event of a merger, recapitalization, reorganization, or similar event involving the Company.  The Committee may determine at the time of grant that the payment of dividends, if any, will be deferred until the expiration of the applicable Restricted Period, and, except as otherwise provided by the Committee in an Award agreement, the payment of dividends with respect to shares of Restricted Stock that are earned or vest based on the attainment of performance goals will be withheld, without interest, for the recipient’s account, and will be subject to forfeiture to the same degree as the underlying shares of Restricted Stock.

Other Stock-Based Awards

The Committee may grant other Stock-based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, including, but not limited to, shares of Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units, and deferred stock units.  Other Stock-based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

The Committee may condition the grant or vesting of other Stock-based Awards upon the attainment of specified performance goals, as discussed below.

Non-Transferability of Other Stock-Based Awards

Shares of Stock subject to other Stock-based Awards may not be transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

Dividends

Unless otherwise determined by the Committee at the time of grant, the recipient of an other Stock-based Award will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award. To the extent the recipient of an other Stock-based Award is entitled to receive dividends or dividend equivalents, except as otherwise provided by the Committee in an Award agreement, the payment of dividends or dividend equivalents with respect to an Award that is earned or vests based on the attainment of performance goals will be withheld, without interest, for the recipient’s account, and will be subject to forfeiture to the same degree as the underlying Award.

Vesting

Other Stock-based Awards and any Stock covered by such Awards will vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

Price; Payment

Stock issued on a bonus basis may be issued for no cash consideration, whereas Stock purchased pursuant to a purchase right awarded pursuant to an other Stock-based Award will be priced as determined by the Committee.  Form of payment for an other Stock-based Award will be specified in the Award agreement.

Performance Goals

To the extent permitted under Section 162(m) of the Code, the Committee may determine that grant, vesting, payment, settlement, or exercise of Awards will be subject to attainment of one or more performance goals, including, but not limited to, any or a combination of, or a specified increase or decrease in, as applicable, the following: earnings per share; operating income; operating profit margin; net income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; working capital; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; total stockholder return; economic value added; specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Committee in its sole discretion; the fair market value of the shares of the Company’s Stock; the growth in the value of an investment in the Company’s Stock assuming the reinvestment of dividends; total shareholder return; or reduction in expenses.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee.  In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.  To the extent permitted under Section 162(m) of the Code, the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria.

Indemnification

Each officer and employee of the Company or any of its affiliates and each current and former member of the Committee or the Board will be indemnified and held harmless by the Company against any cost or expense or liability arising out of any act or omission to act in connection with the administration of the Plan (other than those arising out of fraud or bad faith), except for actions or determinations made by an individual with regard to Awards granted by him or her under the Plan.

Termination of Employment

Unless otherwise provided by the Committee, upon an involuntary termination of employment from the Company and its affiliates without “cause” (as defined in the Plan), all Options and Stock Appreciation Rights that are held by the terminated participant and that are vested and exercisable at the time of termination may be exercised at any time within ninety (90) days from the date of termination, but in no event beyond the expiration of the stated term of such Options and Stock Appreciation Rights.  All unvested Options and Stock Appreciation Rights will terminate and expire as of the date of any termination.

Unless otherwise provided by the Committee, upon any termination, during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited, and any unvested other Stock-based Awards will be forfeited; provided, however, that if a participant who is an eligible employee experiences a termination by reason of death or disability, the Committee may, in its discretion, within sixty (60) days of such termination, accelerate the vesting of all or a portion of such Restricted Stock or other Stock-based Awards as of the date of such termination, and no forfeiture shall be deemed to have occurred with respect thereto.

Adjustment for Change in Capitalization

In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination, or reclassification of shares that may be issued under the Plan, recapitalization, merger, consolidation, spin-off, reorganization, or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee will make changes or adjustments as it deems necessary and appropriate to any or all of the following:  the aggregate number and kind of securities that may be issued under the Plan, the aggregate number and kind of securities or other property (including cash) that may be issued upon exercise or settlement of an outstanding Award, the purchase price thereof, and the individual participant limitations under the Plan, other than those based on cash limitations, applicable to Awards.  The Committee may also provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor.  In addition, in the event of any other change in the capital structure or the business of the Company, including, without limitation, by reason of any conversion, any adjustment, and any issuance of any class of securities convertible or exercisable into any other class of securities, or any sale or transfer of all or substantially all the Company’s assets or business, the Committee may adjust any Award and make such other adjustments to the Plan.

In the event of the consummation of a merger or consolidation in which the Company is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Stock by a single person or entity or by a group of persons and entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets (collectively, an “Acquisition Event”), the Committee may terminate all outstanding and unexercised Options or Stock Appreciation Rights or any other Stock-based Award that provides for a participant-elected exercise (“Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination subject to the terms and conditions of the Plan.

Change in Control

Except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a participant, in the event of a “change in control” (as defined in the Plan), the Committee may provide for (a) Awards to be assumed or substituted by the successor or survivor corporation (unless the participant’s unvested Awards vest in full pursuant to a change in control (as described below)), (b) the purchase of any Awards by the Company or an affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the highest price per share of Stock paid in any transaction related to a change in control (the “Change in Control Price”), (c) the cancellation of any particular exercisable Award(s) without payment, if the Change in Control Price is less than the exercise price of such Award(s), or (d) accelerated vesting or lapse of restrictions of an Award at the time of grant or at any time thereafter.

With respect to any Award granted on or after July 23, 2014, no employment agreement or Award agreement may provide that the vesting, payment, purchase or distribution of an Award will be accelerated by reason of a change in control of the Company for any Plan participant unless the participant’s employment is involuntarily terminated within the one-year period following such change in control. With respect to any Award granted prior to July 23, 2014, unless the Committee provided otherwise in an Award agreement or in a written employment agreement, such Awards will become fully vested immediately prior to the occurrence of a change in control of the Company, unless a majority of the Board suspends or terminates such rights by an affirmative vote prior to the occurrence of the change in control; provided, however, that such vote will not affect the provisions of any Award agreement, written employment agreement, or other similar written agreement between a participant and the Company or any of its affiliates.

For purposes of the Plan, a “change in control” means, in general:

(i)               the acquisition of 50% or more of the combined voting power of the Company’s then-outstanding voting securities by an unrelated third party;

(ii)              a merger or consolidation of the Company with another corporation (with specified exceptions); or

(iii)             the approval by stockholders of the liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets to an unrelated third party (with specified exceptions).

In no event will stockholder approval of a transaction, which, if consummated, would constitute a change in control, constitute a change in control.

Amendment or Termination of the Plan

The Committee may amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the Plan, the rights of a participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such participant; and provided further that no amendment that requires stockholder approval under any applicable law or the regulations of any stock exchange will become effective unless and until stockholder approval is obtained.

Unfunded Status of the Plan

The Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a participant has a fixed and vested interest but that are not yet made by the Company to a participant, nothing contained in the Plan will give any such participant any rights that are greater than those of a general unsecured creditor of the Company.

No Right to Employment or Service

Neither the Plan nor any action taken under the Plan will be construed as giving a participant or any individual any right to be retained in the employ or service of the Company or a subsidiary or affiliate of the Company.

Withholding Obligations

The Company may withhold from any Award granted under the Plan, or any payment due pursuant to an Award, amounts of withholding and other taxes due in connection with any transaction involving an Award and may take actions to enable participants and the Company to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  The Committee may permit participants to satisfy withholding requirements due in connection with the issuance of shares of Stock by electing to have the Company withhold or receive a portion of the shares or other property to be received.

Non-Transferability of Awards Under the Plan

Unless otherwise provided by law or permitted by the Committee, participants may not transfer Awards or other benefits payable under the Plan.

Clawback/Recoupment Policy

All Awards granted under the Plan are subject to any incentive compensation clawback or recoupment policies of the Company in effect or as may be amended or adopted from time to time.

U.S. TAX ASPECTS OF AWARDS UNDER THE PLAN

The tax summary set forth below is based on current United States income and employment tax rules that apply generally to citizens and residents of the United States for tax purposes.  This tax summary is based on the assumption that a participant is either a citizen or tax resident of the United States on the date the Award is granted through the date the participant sells the underlying Stock acquired from the Award.  Participants are strongly encouraged to consult with their own personal tax advisor for more detailed information on the specific rules that apply to their particular situation.  The Plan is not qualified under Section 401(a) of the Code.

Tax Effects Upon Grant and, if Applicable, Exercise, Settlement, or Vesting of Awards

At the time participants are required to recognize ordinary compensation income resulting from an Award, as described in more detail below, such income will be subject to federal (including, except as described below, Social Security and Medicare) and applicable state and local income tax and applicable tax withholding requirements.  If a participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($118,500 in 2016), the participant will not have to pay Social Security taxes on such amounts.  The Company is required to report to the appropriate taxing authorities the ordinary income received by participants, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Nonqualified Stock Options

Participants will not recognize taxable income at the time the participant is granted a Nonqualified Stock Option.  Participants will recognize taxable income upon the exercise of a Nonqualified Stock Option, and a participant’s employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  This taxable income is taxed as ordinary compensation income and is based upon the excess of the fair market value of the Stock at exercise over the exercise price.

Incentive Stock Options

Participants will not recognize taxable income upon the grant or exercise of Incentive Stock Options; however, if the Stock acquired upon the exercise of an Incentive Stock Option is sold or otherwise disposed of within two years after the date of grant of such Incentive Stock Option or within one year after such acquisition of the Stock upon exercise of the Option, participants will be subject to the special tax treatment described below upon such sale or disposition.  Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following a participant’s termination of employment, the tax effects to the participant and the employer in connection with such exercise will generally be taxed as the exercise of a Nonqualified Stock Option.

For purposes of determining whether a participant is subject to any alternative minimum tax liability, upon exercising an Incentive Stock Option a participant will generally be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the participant had exercised Nonqualified Stock Option.

Restricted Stock Awards

Participants will generally be required to recognize ordinary income in connection with the receipt of Restricted Stock at the time such Restricted Stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”), equal to the fair market value of the Stock at such time, less any purchase price paid therefor.  Thus, taxable income will generally be realized by a participant when the Restrictions lapse, which will generally occur on the date that the participant vests in the Restricted Stock.  Alternatively, within thirty days of the date of grant, a participant may elect, pursuant to Section 83(b) of the Code, to recognize taxable income on the date of grant equal to the excess of the fair market value of such Stock at grant (determined without regard to the Restrictions) over any purchase price paid by the participant for the Restricted Stock (an “83(b) Election”).  However, if the Stock subject to an 83(b) Election is subsequently forfeited while the Restricted Stock is substantially non-vested, such forfeiture will be treated as a sale or exchange upon which there is a realized loss equal to the excess of the amount paid (if any) for the forfeited shares over the amount realized (if any) upon such forfeiture.  If such property is a capital asset in a participant’s hands, such loss will be a capital loss.  Whenever a participant incurs taxable income, either upon making an 83(b) Election or upon the lapse of the Restrictions, the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.

Restricted Stock Units and Deferred Stock Units

Participants will generally not realize any taxable income upon the grant of a restricted stock unit or deferred stock unit.  Participants will recognize taxable income upon the settlement of a restricted stock unit or deferred stock unit, and the employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  This taxable income is taxed as ordinary compensation income and is based upon the fair market value of the Stock at the time of settlement.  If all or part of a restricted stock unit or deferred stock unit vests, but the settlement of the restricted stock unit or deferred stock unit is deferred until a later date, the participant will be subject only to Social Security and Medicare payroll taxes as of the vesting date, and ordinary income taxation on the value of the Stock (and the related employer deduction) will be deferred until settlement of the Award.  To the extent the vesting date and settlement date of a restricted stock unit Award or deferred stock unit Award fall in different taxable years, the taxation of either Award may be governed by Section 409A of the Code, discussed below.  To the extent that dividend equivalent rights are distributed prior to the settlement of the restricted stock unit Award or deferred stock unit Award, the participant will be required to include such amounts as taxable ordinary income equal to the value of such dividend equivalent right on the date of distribution.

Stock Appreciation Rights

Participants will not recognize taxable income upon the grant of a Stock Appreciation Right.  Participants will recognize taxable income upon the exercise of a Stock Appreciation Right, and the employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  This taxable income is taxed as ordinary compensation income and is based upon the excess of the fair market value of the Stock at exercise over the exercise price.

Other Stock-Based Awards

The tax effects related to other Stock-based Awards under the Plan are dependent upon the structure of the particular Award.  If a participant receives such an Award, he or she is advised to seek the advice his or her own tax advisor regarding the tax treatment of receiving any such Award.

Tax Effects Upon the Sale and/or Disposition of Stock Acquired in Connection with an Award Grant

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Deferred Stock Units, and Restricted Stock Awards

With respect to Stock acquired by a participant in connection with the exercise of a Nonqualified Stock Option or a Stock Appreciation Right, the settlement of a restricted stock unit or deferred stock unit, or the issuance of a Restricted Stock Award, the participant may incur an additional tax liability on the subsequent disposal of such Stock if the Stock is sold at a gain, but the participant’s employer will not obtain any additional deduction.  A participant will be responsible for paying any tax due and ensuring that any sale of Stock by the participant is reported to the tax authorities as required by applicable law.  When a participant sells or otherwise disposes of Stock, an amount equal to the difference between the sale or other disposition price of such Stock and the cost basis of such Stock will be treated as a capital gain or loss.  A participant’s cost basis in the Stock is equal to the sum of the amount previously taxed to the participant as compensation income in connection with the issuance, grant, exercise, settlement, or vesting of the applicable Award and, if applicable, any amount that the participant paid for such Stock (e.g., the exercise price of the Nonqualified Stock Option).

If the Stock that a participant sold at a gain has been held for less than one year, a short-term capital gain will be recognized, which gain is subject to taxation at ordinary income tax rates.  If the Stock that a participant sold at a gain has been held for one year or longer, a long-term capital gain will be recognized, which gain is subject to taxation at long-term capital gain rates.  If a participant sells the Stock at a loss because the cost basis of the Stock exceeds the disposition price of the Stock, the loss will be a capital loss, the use of which is limited on the participant’s individual federal income tax return.  With respect to Restricted Stock Awards for which a participant has not made a timely 83(b) Election, the holding period to determine whether the participant has long- or short-term capital gain (or loss) generally begins when the Restrictions lapse.  If, however, a participant has made a timely 83(b) Election with respect to such Stock, the holding period commences on the date of such election.

Incentive Stock Options

If the Stock acquired upon the exercise of an Incentive Stock Option is sold or otherwise disposed of within two years after the date of grant of such Incentive Stock Option or within one year after such acquisition of the Stock, as discussed above, (i) the participant will generally be required to recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Stock at exercise (or, if less, the amount realized upon the sale or disposition of such Stock) over the exercise price paid for such Stock, and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense.  Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, in a similar manner as described above with respect to Nonqualified Stock Options and will not result in any additional deduction by the participant’s employer.

If the Stock acquired upon the exercise of an Incentive Stock Option is not sold or otherwise disposed of within the time periods described above, (i) upon any subsequent sale of such Stock, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

State and Local Taxation

The tax treatment described above for federal tax purposes is not always identical to the tax treatment for state and local tax purposes.  Participants should consult with their personal tax advisor to determine the appropriate state and local tax treatment applicable to their particular circumstances with respect to all compensation income, capital gains, and capital losses that may result.

Special Rules Applicable to Corporate Insiders

As a result of the rules under Section 16(b) of the Exchange Act, if a participant is an insider (as defined in the Exchange Act), depending upon whether an exemption from the provisions of Section 16(b) is utilized, the participant may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Awards.  Generally, as an insider, a participant will not be subject to taxation until the expiration of any period during which the participant is subject to the liability provisions of Section 16(b) with respect to any particular Award.  If a participant is an insider, he or she should check with his or her own tax advisor to ascertain the appropriate tax treatment for any particular Award.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the three other officers whose compensation is disclosed in its proxy statement (other than the chief financial officer, subject to certain exceptions (including a “performance based compensation exception).  The Plan is designed so that Options and Stock Appreciation Rights qualify for this exemption, and it permits the Committee to grant other Awards designed to qualify for this exemption.  The Committee is authorized to also grant Awards that are not qualified under Section 162(m) of the Code.

Section 409A of the Code

Certain Awards under the Plan may be subject to Section 409A of the Code (“Section 409A”), which regulates “nonqualified deferred compensation” (as defined in Section 409A).  If an Award under the Plan that is subject to Section 409A does not comply with Section 409A, then all compensation under the Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A to be aggregated with the Award under the Plan) will be taxable to a participant and includable in income in the year of the violation, or if later, the year in which the compensation subject to the Award is no longer subject to a substantial risk of forfeiture.  In addition, a participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the Award was required to be included in taxable income.  Although the Company cannot guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent.  In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A or any damages for failing to comply with Section 409A.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE PLAN.  AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS, FEDERAL ESTATE OR GIFT TAX CONSEQUENCES, OR TAX CONSEQUENCES UNDER SECTIONS 280G AND 4999 OF THE CODE.  THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES THAT ARE SUBJECT TO CHANGE AT ANY TIME.  THE COMPANY STRONGLY URGES PARTICIPANTS TO CONSULT WITH THEIR TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF RECEIVING AN AWARD UNDER THE PLAN WITH RESPECT TO THEIR PERSONAL TAX CIRCUMSTANCES.

RESTRICTIONS ON RESALE

Officers and directors of the Company or those otherwise deemed, under applicable rules and regulations of the Commission, to be an affiliate of the Company may reoffer or resell Stock acquired pursuant to the Plan only in connection with a separate registration statement which has been declared effective under the Securities Act or pursuant to an available exemption under the Securities Act, including the exemption provided by Rule 144 or any successor provisions thereunder (“Rule 144”), subject to certain limitations set forth in Rule 144 but without regard to the holding period provided for under Rule 144.  Rule 405 under the Securities Act defines “affiliate” as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with” the Company.  Certain exceptions to Rule 144 may apply.  The Company has no obligation to file or have declared effective any registration statement in connection with the resale of any securities acquired pursuant to the Plan.

In addition, certain officers and directors of the Company are subject to the reporting and “short swing” profits liability provisions of Section 16 of the Exchange Act.  While the grant of Awards under the Plan to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act are intended to be exempt from the “short swing” profit recovery provisions of the Exchange Act, such provisions may restrict resale of Stock issued by the Company to any such person.

The foregoing is not intended to be a complete statement of applicable law and any person to whom the foregoing may apply should consult his or her own legal counsel to ascertain whether or not their position within the Company or percent of Stock holdings requires compliance with the resale restrictions described above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance of the securities being registered.  Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$1,375.81
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000
Total	$81,375.81

Item 15.     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.     Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.     Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)                                 The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on May 20, 2016.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
	Name:	Strauss Zelnick
	Title:	Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Strauss Zelnick	/s/ Lainie Goldstein
Strauss Zelnick	Lainie Goldstein
Chairman and Chief Executive Officer (Principal	Chief Financial Officer (Principal
Executive Officer)	Financial and Accounting Officer)

/s/ Michael Dornemann	/s/ Robert Bowman
Michael Dornemann	Robert Bowman
Lead Independent Director	Director

/s/ J Moses	/s/ Michael Sheresky
J Moses	Michael Sheresky
Director	Director

/s/ Susan Tolson
Susan Tolson
Director

S-1

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).
10.1+	Management Agreement, dated as of March 10, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.
10.2*	Restricted Unit Agreement, dated as of May 20, 2016, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.
23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Powers of Attorney (included on signature page).

* Filed herewith.

+ Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 10, 2014 and incorporated herein by reference.